EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2005, except for Note 23, for which the date is March 10, 2005, in the Registration Statement on Form SB-2, Amendment No. 1, of iBIZ Technology Corp.



/s/ Farber & Hass LLP
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Camarillo, California
March 29, 2005